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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: May 15, 2006

                        (Date of earliest event reported)


                        EQUITY LIFESTYLE PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)


            MARYLAND                    1-11718                  36-3857664
(State or other jurisdiction of       (Commission              (IRS Employer
 incorporation or organization)         File No.)         Identification Number)

      TWO NORTH RIVERSIDE PLAZA, CHICAGO, ILLINOIS               60606
        (Address of principal executive offices)              (Zip Code)

                                 (312) 279-1400
              (Registrant's telephone number, including area code)

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     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01         OTHER EVENTS

       Equity LifeStyle Properties, Inc. (NYSE:ELS) announced that Michael B. Berman, Executive Vice President and Chief Financial Officer, will make a presentation at the Harris Nesbitt North American REIT Conference at The James Hotel in Chicago on Tuesday, May 16, 2006 at 8:00 a.m. Central time.

       The live presentation will be webcast at www.harrisnesbitt.com/conferences/reit2006/. This will be a listen only broadcast. An archive of the webcast will be available beginning May 19, 2006 for a period of six months. Below are Mr. Berman's prepared remarks.

       "In 2003, our Company, formerly known as Manufactured Home Communities, Inc., began a strategic transformation. First, we decided to make our equity capital work harder by taking advantage of favorable conditions in the debt markets and recapitalizing our balance sheet. Second, to the extent prudent, we aggressively sought to invest excess capital in quality real estate.

       We added approximately $330 million of incremental debt in the fourth quarter of 2003 and subsequently invested approximately $105 million of the net financing proceeds in properties. Because we were uncertain about our ability to prudently invest beyond this amount, we rewarded our shareholders with a $225 million (or $8 per share) special dividend in January of 2004. We also minimized our common dividend, having effectively "pre-paid" four years of dividends. We could now retain our free cash flow, maintain our financial flexibility and further invest as opportunities came our way.

       We used the remaining capital from this recapitalization and subsequent free cash flow to enhance our growth prospects by acquiring 158 properties, containing almost 57,000 sites in the past few years. As a result of this acquisition program, we have become the largest public owner of RV resort and membership properties.

       Our existing manufactured home business provided, and continues to provide, great benefits to the Company: a retiree customer base utilizing our well-located real estate in major metropolitan areas, or retirement and resort destinations, with substantial barriers to entry. We believe this results in a highly stable and predictable cash flow stream. However, external growth opportunities in the manufactured home business had become limited. As we studied our customer base, we learned that a portion had come to our manufactured home properties from a small number of RV properties we had acquired in the late `90s. In addition, a substantial number of our customers had second homes at our properties.

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       By expanding into RV and membership properties, we maintained our ability to acquire well-located real estate in major metropolitan areas and resort destinations with high barriers to entry, and substantially broadened our customer base. The RV customer profile is younger than our manufactured home customer, and this sector is dominated by the baby-boomer demographic. Furthermore, we have enhanced our ability to provide an affordable second home destination for millions of baby-boomers. In 2004, we acknowledged this change in our portfolio to focus on lifestyle-oriented customers by changing our name to Equity LifeStyle Properties, Inc.

       We have expanded our presence in Florida, Arizona, California and Texas from 100 properties to 184 properties since the end of 2003. We have grown our presence in the Northeast (from 9 to 29 properties), and the Northwest (from 5 to 23 properties). Our customers can spend summers with us in Cape Cod, Bar Harbor, upstate New York, the Poconos, Wisconsin Dells, the Carolina coast, and the Northwest. Our customers can spend winters with us in Florida, Arizona and Texas. We have year-round living in California, Las Vegas, Denver and Chicago. In short, our network of properties makes us one of the largest public REITs owning residential real estate.

       Here are a few statistics comparing our year ended 2003 with our year ended 2005; property revenues have increased from approximately $220 million to almost $320 million, with over 65% of this increase coming from RV resort properties; most of this increase comes from annual or seasonal customers. Including the effects of our 2003 refinancing, our interest coverage has increased from approximately 1.6 to approximately 1.9 times. Funds from Operations, excluding the impact of early debt retirement, have increased from approximately $59 million to $74 million, or from approximately $2.09 per fully diluted share to $2.45 per fully diluted share, with current FFO guidance for calendar 2006 in the range of $2.70 to $2.80 per fully diluted share.

       In sum, we have improved our portfolio, maintained financial flexibility and positioned ourselves to service the lifestyle-oriented baby-boomers' real estate retirement, second home and vacation needs and desires."

       Funds from Operations ("FFO") is a non-GAAP financial measure. The Company believes that FFO, as defined by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"), to be an appropriate measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance. A reconciliation of FFO to the nearest GAAP measure can be found in the Company's 2005 Form 10-K.

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       This news release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as "anticipate," "expect," "believe," "project," "intend," "may be," "will be" and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to: in the age-qualified properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial markets volatility; in the all-age properties, results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing, and competition from alternative housing options including site-built single-family housing; our ability to maintain rental rates and occupancy with respect to properties currently owned or pending acquisitions; our assumptions about rental and home sales markets; the completion of pending acquisitions and timing with respect thereto; the effect of interest rates as well as other risks indicated from time to time in our filings with the SEC. These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. ELS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

       Equity LifeStyle Properties, Inc. owns or has an interest in 294 quality properties in 30 states and British Columbia consisting of 108,441 sites. We are a self-administered, self-managed, real estate investment trust (REIT) with headquarters in Chicago.


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SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.




                               EQUITY LIFESTYLE PROPERTIES, INC.



DATE: May 16, 2006             BY: /s/ Michael B. Berman
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                                  Michael B. Berman
                                  Executive Vice President and
                                    Chief Financial Officer